Exhibit 23.2

PRITCHETT, SILER & HARDY, P.C.

CERTIFIED PUBLIC ACCOUNTANTS

A PROFESSIONAL CORPORATION

515 SOUTH 400 EAST, SUITE 100

SALT LAKE CITY, UTAH 84111

_______________

PHONE (801) 328-2727 FAX (801) 328-1123

September 23, 2014

The Board of Directors

Vican Resources, Inc.:

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use of our report dated April 11, 2014, with respect to the financial statements as of December 31, 2013 and the related statements of operations, stockholders’ deficit and cash flows Vican Resources, Inc. to be included in the Registration Statement on Form S-1 of Vican Resources, Inc. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

Sincerely,

/s/ Pritchett, Siler & Hardy

Pritchett, Siler & Hardy, P.C.